EXHIBIT 11

                          FRED'S, INC.

           COMPUTATION OF NET INCOME (LOSS) PER SHARE

                           (unaudited)
            (in thousands, except per share amounts)


                                      Thirteen Weeks Ended  Twenty-Six Weeks Ended
                                      August 3,    July 29, August 3,   July 29,
                                         1996        1995      1996       1995

Primary net income (loss) per share

  Net income (loss)                     $  414    $ (427)     $2,466     $1,828
                                         =====     =====       =====      =====

  Weighted average number of common
  shares outstanding during the period   9,330     9,335       9,330      9,330

  Additional shares attributable to
  common stock equivalents                  -         -           -          -
                                         -----     -----       -----      -----

                                         9,330     9,335       9,330      9,330
                                         =====     =====       =====      =====

  Net income (loss) per share           $  .04    $ (.05)     $  .26     $  .20
                                         =====     =====       =====      =====

Fully diluted net income (loss) per share

  Net income (loss)                     $  414    $ (427)     $2,466     $1,828
                                         =====     =====       =====      =====

  Weighted average number of common
  shares outstanding during the period   9,330     9,335       9,330      9,330

  Additional shares attributable to
   common stock equivalents                 -         -           -          -
                                         -----     -----       -----      -----

                                         9,330     9,335       9,330      9,330
                                         =====     =====       =====      =====

  Net income (loss) per share           $  .04    $ (.05)     $  .26     $  .20
                                         =====     =====       =====      =====